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                                                                  Exhibit (d)(3)


                                          October 23, 2000



Roy F. Weston, Inc.
1400 Weston Way
P.O. Box 2653
West Chester, PA 19380

Attention:  Secretary

Dear Sir or Madam:

      We refer to the Stock Pooling Agreement ("Agreement") made as of the Effective Date by and among Roy F. Weston Inc. and the Pool Members. Terms defined in the Agreement shall, when used herein and capitalized, have the same meaning herein as in the Agreement.

      This letter has been executed by Pool Members entitled to vote more than fifty percent (50%) of the Pooled Shares and shall constitute a Pool Majority Notice.

      The undersigned Pool Members hereby instruct the Company to vote all of the Pooled Shares in favor of a proposal relating to a business combination between the Company and an entity controlled by American Capital Strategies, Ltd. ("Business Combination Proposal"), the terms of which include the (i) "Consideration", (ii) "Non-Compete and Consulting Agreements", and (iii) "Employment Agreements", each as described in or attached to the Restated Term Sheet dated 10/23/00 (collectively, the "Essential Terms"), when submitted to the shareholders of the Company for their approval, assuming the Business Combination Proposal shall have been (a) recommended to the Board of Directors of the Company ("Board") by the Special Committee of the Board ("Special Committee") and (b) approved by the Board; provided that (1) such recommendation and approval shall not have been withdrawn as of the time the Business Combination Proposal is voted upon by the shareholders of the Company, and (2) such vote is taken not later than March 15, 2001.

      The voting instructions set forth above shall be automatically rescinded, without the necessity of further action by the undersigned, if the recommendation of the Special Committee to the Board made with respect to the Business Combination Proposal does not include the Essential Terms subject, with respect to items (ii) and (iii) in the preceding paragraph, to any modification thereto which shall have been approved in writing by the Company and the affected person or persons.


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Roy F. Weston, Inc.
October 23, 2000
Page 2

      This letter has been executed in counterparts, all of which when taken together shall constitute one instrument. To the extent that any of the undersigned hold Pooled Shares in more than one capacity (e.g., individually, as trustee, as a partner in a partnership or as custodian), execution of this letter by such person shall be deemed to be execution in all capacities in which such person holds Pooled Shares.

                                            /s/ Wayne F. Hosking, Jr.
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                                            /s/ Katherine W. Swoyer
                                            ------------------------------------


                                            /s/ Thomas M. Swoyer, Jr.
                                            ------------------------------------


                                            /s/ A. Frederick Thompson
                                            ------------------------------------


                                            /s/ Susan W. Thompson
                                            ------------------------------------


                                            /s/ Melissa T. Kalucki
                                            ------------------------------------


                                            /s/ Ansel Thompson
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                                            /s/ Patrick Swoyer
                                            ------------------------------------


                                            /s/ Jennifer T. Hosking
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March 9, 2001

Roy F. Weston, Inc.
1400 Weston Way
P.O. Box 2653
West Chester, PA 19380

Attention:  Secretary

Dear Sir or Madam:

Reference is made to the Pool Majority Notice dated October 23, 2000. Terms defined in the Pool Majority Notice are used herein with the same meanings, unless otherwise specified.

Each of the undersigned Pool Members, intending to be legally bound hereby, agrees that the third paragraph of the Pool Majority Notice is amended so that the words "March 15, 2001" are replaced by the words "June 30, 2001".

This letter has been executed in counterparts, all of which taken together shall constitute one instrument. To the extent that any of the undersigned hold Pooled Shares in more than one capacity (e.g., individually, as trustee, as a partner in a partnership or as custodian), execution of this letter by such person shall be deemed to be execution in all capacities in which such person holds Pooled Shares.

                                             /s/ Wayne F. Hosking, Jr.
                                            ------------------------------------
                                             /s/ Katherine W. Swoyer
                                            ------------------------------------
                                             /s/ Thomas M. Swoyer, Jr.
                                            ------------------------------------
                                             /s/ A. Frederick Thompson
                                            ------------------------------------
                                             /s/ Susan W. Thompson
                                            ------------------------------------
                                             /s/ Melissa T. Kalucki
                                            ------------------------------------
                                             /s/ Ansel Thompson
                                            ------------------------------------
                                             /s/ Patrick Swoyer
                                            ------------------------------------
                                             /s/ Jennifer T. Hosking
                                            ------------------------------------

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